United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2022

Date of Report (Date of earliest event reported)

Digital Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 N Federal Hwy #304 Boca Raton, FL		33432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Global Market
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Business Combination Agreement

On June 15, 2022, Digital Health Acquisition Corp. (“DHAC” or the “Company”), entered into a business combination agreement, by and among DHAC Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a wholly owned subsidiary of DHAC (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The Business Combination Agreement and the transactions contemplated thereby (collectively, the “Business Combination”) were unanimously approved by the boards of directors of each of DHAC, VSee and iDoc on June 15, 2022. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, Merger Sub I will merge with and into VSee (the “VSee Merger”), with VSee surviving the VSee Merger as a wholly owned subsidiary of DHAC, and Merger Sub II will merge with and into iDoc (the “iDoc Merger” and, together with the VSee Merger, the “Mergers”), with iDoc surviving the iDoc Merger as a wholly owned subsidiary of DHAC. At the effective time of the Mergers (the “Effective Time”), DHAC will change its name to VSee Health, Inc.

Treatment of VSee and iDoc Securities in the Business Combination

VSee Preferred Stock. The Business Combination Agreement provides that, among other things, immediately prior to the Effective Time, (i) each share of VSee Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time will be converted into a number of shares of VSee common stock, par value $0.0001 per share (“VSee Common Stock”), at the then-effective conversion rate as calculated pursuant to and in accordance with the terms of the VSee Amended and Restated Certificate of Incorporation; and (ii) each share of VSee Series A-1 Preferred Stock (together with the VSee Series A Preferred Stock, the “VSee Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time will be automatically converted immediately prior to the Effective Time into a number of shares of VSee Common Stock at the then-effective conversion rate as calculated pursuant to and in accordance with the terms of the VSee Amended and Restated Certificate of Incorporation.

VSee Common Stock. At the Effective Time, each share of VSee Common Stock that is issued and outstanding immediately prior to the Effective Time, which includes the VSee Preferred Stock converted to VSee Common Stock immediately prior to the Effective Time (other than any shares of VSee Common Stock held by dissenting stockholders), will be automatically canceled and extinguished and converted into the right to receive the VSee Per Share Cash Consideration and the VSee Per Share Stock Consideration. The “VSee Per Share Cash Consideration” means the VSee Cash Consideration divided by the aggregate number of shares of VSee Common Stock outstanding as of the Effective Time. The “VSee Per Share Stock Consideration means a number of shares of DHAC Common Stock equal to (a) (1) the VSee Stock Consideration, divided by (2) the aggregate number of shares of VSee Common Stock outstanding as of the Effective Time, divided by (b) 10. The “VSee Cash Consideration” means 20% of the VSee Closing Consideration and the “VSee Stock Consideration” means 80% of the fair market value (determined as of the Effective Time) of the VSee Closing Consideration. “VSee Closing Consideration” means (1) $60,500,000, minus (2) an amount equal to a number of stock options exercisable for DHAC Common Stock granted to certain VSee individuals at the Effective Time multiplied by the $10, minus (3) the aggregate amount of VSee’s transaction expenses. 55% of the Distributable Cash will be paid (x) first, to the escrow agent as payment of the VSee indemnity escrow amount (which is 10% of the VSee Cash Consideration), and (y) thereafter, to the VSee stockholders pro rata in accordance with the shares of VSee Common Stock outstanding as of the Effective Time, until the aggregate proceeds received by the VSee stockholders equals the VSee Cash Consideration (minus the VSee indemnity escrow amount). If the VSee Distributable Cash is less than the VSee Cash Consideration, the balance will be paid in DHAC convertible notes. “Distributable Cash” means the excess, if any, of the Aggregate Transaction Proceeds, defined to mean the sum of the aggregate cash proceeds available from the DHAC trust account (after giving effect to any redemptions by DHAC’s public stockholders) and (ii) the aggregate proceeds from any PIPE financing, over $10,000,000.

iDoc Common Stock. At the Effective Time, each share of iDoc common stock, par value $1 per share (“iDoc Common Stock”), that is issued and outstanding immediately prior to the Effective Time (other than any shares of iDoc Common Stock held by dissenting stockholders), will be automatically canceled and extinguished and converted into the right to receive the iDoc Per Share Cash Consideration and the iDoc Per Share Stock Consideration. The “iDoc Per Share Cash Consideration” means the iDoc Cash Consideration divided by the aggregate number of shares of iDoc Common Stock outstanding as of the Effective Time. The “iDoc Per Share Stock Consideration means a number of shares of DHAC Common Stock equal to (a) (1) the iDoc Stock Consideration, divided by (2) the aggregate number of shares of iDoc Common Stock outstanding as of the Effective Time, divided by (b) 10. The “iDoc Cash Consideration” means 20% of the iDoc Closing Consideration and the “iDoc Stock Consideration” means 80% of the fair market value (determined as of the Effective Time) of the iDoc Closing Consideration. “iDoc Closing Consideration” means (1) $49,500,000, minus (2) the aggregate amount of iDoc’s transaction expenses. 45% of the Distributable Cash will be paid (x) first, to the escrow agent as payment of the iDoc indemnity escrow amount (which is 10% of the iDoc Cash Consideration), and (y) thereafter, to the iDoc stockholders pro rata in accordance with the shares of iDoc Common Stock outstanding as of the Effective Time, until the aggregate proceeds received by the iDoc stockholders equals the iDoc Cash Consideration (minus the iDoc indemnity escrow amount). If the iDoc Distributable Cash is less than the iDoc Cash Consideration, the balance will be paid in DHAC convertible notes.

VSee Stock Options. On or prior to the Effective Time, VSee will take all actions necessary to terminate all options to purchase shares of VSee Common Stock and any other awards (collectively, the “VSee Options”) granted under the VSee Lab, Inc. 2008 Stock Plan as amended through July 20, 2021 (the “VSee Equity Plan”) that are outstanding immediately prior to the Effective time, whether vested or unvested, and such VSee Options will cease to represent the right to purchase VSee Common Stock as of the Effective Time.

DHAC Convertible Notes. Any DHAC convertible notes issued to VSee and iDoc stockholders as described above will be convertible at the option of the holder into shares of DHAC Common Stock at a conversion price of $10 per share, bear no interest and will mature in one year unless earlier converted.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, good standing and qualification, (b) capital structure, (c) authorization to enter into the Business Combination Agreement, (d) compliance with laws and permits, (e) taxes, (f) financial statements and internal controls, (g) real and personal property, (h) material contracts, (i) environmental matters, (j) absence of changes, (k) employee matters, (l) product liability, (m) litigation, and (n) brokers and finders.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Mergers and efforts to satisfy conditions to consummation of the Mergers. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for DHAC, VSee and iDoc to use reasonable best efforts to cooperate in the preparation of the registration statement on Form S-4 relating to transactions contemplated by the Business Combination Agreement containing a prospectus and proxy statement of DHAC (the “Registration Statement / Proxy Statement”) that is required to be filed in connection with the Mergers and to obtain all requisite approvals of their respective stockholders including, in the case of DHAC, the Incentive Plan (as defined below).

The Business Combination Agreement provides that on or prior to the closing, the parties will enter into PIPE subscription agreements related to the PIPE financing, a registration rights agreement to provide registration rights with respect to the shares of DHAC Common Stock issuable upon conversion of the DHAC convertible notes, a lock up agreement, and an escrow agreement, in forms agreed to by the parties. In addition, prior to the closing, VSee will complete a short form merger of one of its subsidiaries, This American Doc, Inc. with and into VSee with VSee surviving.

VSee Health, Inc. Incentive Plan

DHAC has agreed to approve and adopt the VSee Health, Inc. 2022 Equity Incentive Plan (the “Incentive Plan”) to be effective as of one day prior to the closing of the transactions contemplated by the Business Combination Agreement (“Closing”) and in a form mutually acceptable to DHAC, VSee and iDoc. The Incentive Plan shall provide for an initial aggregate share reserve equal to 15% of the number of shares of DHAC common stock, par value $0.0001 per share (the “DHAC Common Stock”), outstanding following the Closing after giving effect to the Mergers and the transactions contemplated hereby, including without limitation, the PIPE Financing (as defined below). Subject to approval of the Incentive Plan by DHAC’s stockholders, DHAC has agreed to file a Form S-8 Registration Statement with the SEC following the Effective Time with respect to the shares of DHAC Common Stock issuable under the Incentive Plan.

Exclusive Dealing/Non-Solicitation Restrictions

Each of DHAC, VSee and iDoc has agreed that from the date of the Business Combination Agreement to the Effective Time or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, it will not solicit, initiate, encourage, facilitate any discussions or negotiations with any party, or provide non-public information or data concerning it or its subsidiaries to any party relating to a Company Acquisition Proposal (as defined in the Business Combination Agreement) or enter into any agreement relating to such a proposal. Each of DHAC, VSee, and iDoc has also agreed to notify each other upon receipt of any Company Acquisition Proposal and inform each other of any modifications to such offer or information.

Conditions to Closing

The obligations of DHAC, VSee and iDoc to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of DHAC’s shareholders, (iii) the approval of VSee’s stockholders, (iv) the approval of iDoc’s stockholders and (v) after giving effect to the transactions contemplated by the Business Combination Agreement, including the PIPE Financing, DHAC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) immediately after the Effective Time.

In addition, the obligations of VSee and iDoc to consummate the Business Combination are subject to the fulfillment of other closing conditions, including, but not limited to, (i) the aggregate cash proceeds available for release from DHAC’s trust account (after giving effect to any redemptions of public shares, if any), together with the proceeds from the PIPE Financing, if any, equaling no less than $10,000,000, (ii) the approval by the Nasdaq Capital Market of DHAC’s listing application in connection with the Business Combination and (iii) the DHAC board of directors consisting of the number of directors, and comprising the individuals, as contemplated by the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination (the “Closing”), including, but not limited to the following:

(i)	by mutual written consent of each of DHAC, VSee and iDoc;

(ii)	by DHAC, subject to certain exceptions, if any of the representations or warranties of VSee or iDoc are not true and correct or if either of VSee or iDoc fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of DHAC could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) December 31, 2022 (the “Termination Date”);

(iii)	by VSee or iDoc, subject to certain exceptions, if any of the representations or warranties made by DHAC, Merger Sub I and Merger Sub II (together, the “DHAC Parties”) are not true and correct or if any DHAC Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of VSee or iDoc could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) the Termination Date;

(iv)	by any of DHAC, VSee or iDoc, if the transactions contemplated by the Business Combination Agreement have not been consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement;

(v)	by any of DHAC, VSee or iDoc, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action has become final and nonappealable;

(vi)	by any of DHAC, VSee or iDoc, if the approval of the required transaction proposals is not obtained at the DHAC shareholders’ meeting called to consider matters related to the Business Combination (including any adjournment thereof); and

(vii)	by DHAC, if VSee and iDoc do not deliver, or cause to be delivered to DHAC, written consents of the VSee stockholders and the iDoc stockholders, respectively, sufficient to approve the Business Combination Agreement, the related documents and the transactions contemplated thereby (including the Business Combination), duly executed by the VSee stockholders and the iDoc stockholders, respectively, required to approve and adopt such matters (the “VSee Stockholder Written Consent” and the “iDoc Stockholder Written Consent,” respectively) or the Transaction Support Agreement (as defined in the Business Combination Agreement) duly executed by the Supporting Stockholders (as defined below) when required under the Business Combination Agreement.

The Business Combination is expected to close in the third quarter of 2022, following the receipt of the required approval by DHAC’s shareholders and the fulfillment of other customary closing conditions.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. DHAC does not believe that these schedules contain information that is material to an investment decision. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about DHAC, VSee, iDoc or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that DHAC makes publicly available in reports, statements and other documents filed with the SEC. DHAC, VSee and iDoc investors and securityholders are not third-party beneficiaries under the Business Combination Agreement.

Indemnification and Escrow

The representations and warranties of VSee and iDoc survive for twelve (12) months following the closing. VSee and iDoc have each agreed to indemnify and defend DHAC and its respective managers, officers, directors, employees, agents, successors and assigns (the “DHAC Indemnified Parties”) against, and shall hold them harmless from, any and all losses (excluding losses that are consequential, special or punitive in nature) arising out of: (i) any breach or inaccuracy of the representations and warranties of VSee or iDoc, respectively, in the Business Combination Agreement; (ii) any breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of VSee, iDoc or their respective subsidiaries, respectively, contained in the Business Combination Agreement at or prior to the Closing; (iii) the fraud, intentional misrepresentation or willful breach of VSee, iDoc or their respective subsidiaries, respectively, at or prior to the Closing; (iv) pre-closing taxes of VSee and iDoc, respectively; and (v) certain specified matters set forth in the Business Combination Agreement and the schedules thereto.

VSee and iDoc shall not be liable for indemnity claims until the aggregate amount of losses equals or exceeds $75,000 (except with respect to fundamental representations of VSee and iDoc). However, the aggregate liability of VSee or iDoc for indemnification shall not exceed an amount equal to the VSee Indemnity Escrow Amount (as defined below) with respect to VSee, and the iDoc Indemnity Escrow Amount (as defined below) with respect to iDoc. The sole and exclusive source of recovery for indemnity by VSee and iDoc shall be the funds in the VSee indemnity escrow account and the iDoc indemnity escrow account, respectively. Fifty percent (50%) of the funds in each of the VSee indemnity escrow account and the iDoc indemnity escrow account will be released six (6) months after the closing date, and the remaining fifty percent (50%) will be released twelve (12) months after the closing date, in accordance with the terms of the Business Combination Agreement and an escrow agreement to be entered into among the parties and an escrow agent.

Certain Related Agreements

Transaction Support Agreement. In connection with the execution of the Business Combination Agreement, DHAC, Milton Chen, the Executive Vice Chairman of VSee, Dr. Imoigele Aisiku, the Executive Chairman of the Board of Directors of iDoc, and certain other stockholders of VSee and iDoc (collectively, the “Supporting Stockholders”) entered into a Transaction Support Agreement, dated as of June 15, 2022 (the “Transaction Support Agreement”), pursuant to which the Supporting Stockholders have agreed to, among other things, (i) support and vote in favor of the Business Combination Agreement and the related transactions contemplated therein at DHAC’s stockholder meeting; (ii) not affect any sale or distribution of any shares of capital stock of DHAC, VSee, or iDoc; and (iii) take or cause to be done such further acts and things as may be reasonably necessary or advisable to cause the parties to fulfill their respective obligations under the Business Combination Agreement and consummate the transactions contemplated thereby.

The foregoing description of the Transaction Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Support Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Support Agreement. In connection with the execution of the Business Combination Agreement, Digital Health Sponsor LLC (the “Sponsor”), certain other stockholders of DHAC (together with Sponsor, the “DHAC Supporting Stockholders”), DHAC, VSee and iDoc entered into a support agreement, dated as of June 15, 2022 (the “Support Agreement”), pursuant to which the Sponsor and each other DHAC Supporting Stockholder has agreed to, among other things (a) vote in favor of the Business Combination Agreement and the transactions contemplated hereby (including the Mergers), (b) not effect any sale or distribution of any equity securities of DHAC held by such stockholders subject to the terms described therein and (c) not to redeem any of the equity securities of DHAC such stockholder owns, in each case, on the terms and subject to the conditions set forth in the Support Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 16, 2022, DHAC, VSee, and iDoc, issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibits 99.1, attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Investors and Stockholders

This document relates to a proposed transaction between DHAC, VSee and iDoc. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. DHAC intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a proxy statement, prospectus, and consent solicitation of DHAC, referred to as a proxy statement/prospectus/consent solicitation. A proxy statement/prospectus/consent solicitation will be sent to all DHAC stockholders. DHAC also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of DHAC are urged to read the registration statement, the proxy statement/prospectus/consent solicitation and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus/consent solicitation and all other relevant documents filed or that will be filed with the SEC by DHAC through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination. You can find information about DHAC’s directors and executive officers and their ownership of DHAC’s securities in DHAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022, and is available free of charge at the SEC’s web site at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

VSee, iDoc and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s, VSee’s and iDoc’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, the Company’s, VSee’s and iDoc’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s, VSee’s and iDoc’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of DHAC, VSee and iDoc to meet the closing conditions in the Business Combination Agreement, including due to failure to obtain approval of the shareholders of DHAC, VSee and iDoc or certain regulatory approvals, or failure to satisfy other conditions to closing in the Business Combination Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against DHAC, VSee and iDoc following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s common stock on the Nasdaq Capital Market, as applicable, following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations; (8) the inability of the combined company to raise financing in the future; (9) the success, cost and timing of VSee’s, iDoc’s and the combined company’s product development activities; (10) the inability of VSee, iDoc or the combined company to obtain and maintain regulatory approval for their products, and any related restrictions and limitations of any approved product; (11) the inability of VSee, iDoc or the combined company to identify, in-license or acquire additional technology; (12) the inability of VSee, iDoc or the combined company to maintain VSee’s or iDoc’s existing or future license, manufacturing, supply and distribution agreements; (13) the inability of VSee, iDoc or the combined company to compete with other companies currently marketing or engaged in the development of products and services that VSee or iDoc is currently marketing or developing; (14) the size and growth potential of the markets for VSee’s, iDoc’s and the combined company’s products and services, and each of their ability to serve those markets, either alone or in partnership with others; (15) the pricing of VSee’s, iDoc’s and the combined company’s products and services and reimbursement for medical procedures conducted using VSee’s, iDoc’s and the combined company’s products and services; (16) VSee’s, iDoc’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (17) VSee’s, iDoc’s and the combined company’s financial performance; and (18) the impact of COVID-19 on VSee’s and iDoc’s businesses and/or the ability of the parties to complete the Business Combination. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in DHAC’s most recent filings with the SEC, including DHAC’s Prospectus, filed with the SEC on November 4, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained herein. All subsequent written and oral forward-looking statements concerning DHAC, VSee or iDoc, the transactions described herein or other matters attributable to DHAC, VSee, iDoc, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of DHAC, VSee or iDoc expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1	Business Combination Agreement, dated as of June 15, 2022, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, DHAC Merger Sub II, VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

10.1	Transaction Support Agreement dated June 15, 2022 by and among Digital Health Acquisition Corp., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc. and certain stockholders of VSee and iDoc

10.2	Support Agreement dated June 15, 2022 by and among Digital Health Sponsor LLC, certain other stockholders of Digital Health Acquisition Corp., Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

99.1	Press Release issued by Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. dated June 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2022

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman